Exhibit 4.1

Execution Version

COBALT INTERNATIONAL ENERGY, INC.

as the Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 13, 2014

to

SENIOR INDENTURE

Dated as of December 17, 2012

3.125% Convertible Senior Notes due 2024

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01	Scope of Second Supplemental Indenture	2
Section 1.02	Definitions	2
Section 1.03	References to Interest	12

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01	Designation and Amount	12
Section 2.02	Form of Notes	12
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	13
Section 2.04	Exchange and Registration of Transfer of Notes; Depositary	15
Section 2.05	Mutilated, Destroyed, Lost or Stolen Notes	17
Section 2.06	Cancellation of Notes Paid, Converted, Etc.	17
Section 2.07	Additional Notes; Repurchases	18

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01	Applicability of Article 8 of the Base Indenture	18
Section 3.02	Satisfaction and Discharge	18

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Payment of Principal and Interest	19
Section 4.02	Maintenance of Office or Agency	19
Section 4.03	Provisions as to Paying Agent	19
Section 4.04	Existence	21
Section 4.05	Reports by The Company	21
Section 4.06	Stay, Extension and Usury Laws	21
Section 4.07	Compliance Certificate; Statements As To Defaults	22

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01	Applicability of Article 6 of the Base Indenture	22
Section 5.02	Events of Default	22
Section 5.03	Acceleration; Rescission and Annulment	24
Section 5.04	Additional Interest	25
Section 5.05	Payments of Notes on Default; Suit Therefor	25

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of May 13, 2014 between COBALT INTERNATIONAL ENERGY, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.02), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking organization, as trustee (the “Trustee,” as more fully set forth in Section 1.02), supplementing the Senior Indenture dated as of December 17, 2012 between the Company and the Trustee (the “Base Indenture,” as amended and supplemented by the First Supplemental Indenture dated as of December 17, 2012 between the Company and the Trustee (the “First Supplemental Indenture”), as further amended and supplemented by this Second Supplemental Indenture and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance from time to time of the Company’s Securities in an unlimited aggregate principal amount, in one more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(e) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 2.03 of the Base Indenture;

WHEREAS, the Company has established a series of Securities known as its 2.625% Convertible Senior Notes due 2019 in an aggregate principal amount of $1,380,000,000, with the form and substance of such Securities and the terms, provisions and conditions thereof as set forth in the First Supplemental Indenture;

WHEREAS, for its lawful corporate purposes and pursuant to the terms of the Base Indenture, the Company desires to establish a new series of Securities to be known as its 3.125% Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $1,300,000,000, with the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make (i) this Second

Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Second Supplemental Indenture provided, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01                             Scope of Second Supplemental Indenture.  This Second Supplemental Indenture supplements the provisions of the Base Indenture to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Second Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 1.02                             Definitions.  The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02 and, to the extent applicable, supersede the definition thereof in the Base Indenture.  All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.  All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified in Section 5.04.

“Additional Shares” shall have the meaning specified in Section 11.03(a).

“Applicable Procedures” means, with respect to any payment, tender, conversion, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, conversion, transfer or exchange.

“Base Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Bid Solicitation Agent” means, initially, the Trustee, or any agent the Company may appoint in the future (which may be the Company) to determine a Trading Price for the Notes as may be required pursuant to Section 11.01(b)(ii).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Corporate Trust Office is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 11.02(a).

“Clause A Distribution” shall have the meaning specified in Section 11.04(c).

“Clause B Distribution” shall have the meaning specified in Section 11.04(c).

“Clause C Distribution” shall have the meaning specified in Section 11.04(c).

“Combination Settlement” shall have the meaning specified in Section 11.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) of any Person that is a corporation means the common stock of such Person, whether or not such common stock is generally entitled to vote in the election of directors of such Person and (b) of any Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Second Supplemental Indenture, subject to Section 11.07.

“Company” shall have the meaning specified in the first paragraph of this Second Supplemental Indenture, and subject to the provisions of Article 10, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one Officer of the Company, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 11.02(c).

“Conversion Obligation” shall have the meaning specified in Section 11.01.

“Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 11.01.

“Corporate Event” shall have the meaning specified in Section 11.01(b).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business in relation to the Indenture shall be principally administered, which office at the date hereof is located at 750 N. Saint Paul Place, Suite 1750, Dallas, Texas 75201, Attention: Corporate Trust Services, Cobalt Administrator or such other address or addresses as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address or addresses as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.50% (1/40th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)                                 if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CIE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.04(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 11.04(c).

“Effective Date” shall have the meaning specified in Section 11.03(c), except that, as used in Section 11.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 5.02.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“First Supplemental Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred after the Notes are originally issued if and at the time any of the following occurs:

(a)                                 any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, any of the Company’s Subsidiaries, any of the Company’s or its Subsidiaries’ employee benefit plans or the Permitted Holders, becoming the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Company’s directors, or the Permitted Holders becoming the “beneficial owners,” directly or indirectly, of more than 66 2/3% of the total voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Company’s directors;

(b)                                 the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, common stock listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) representing more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(d)                                 the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of  the Company.

A transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if 90% or more of the consideration received or to be received by the holders of Common Stock of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 11.02(a)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 12.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 12.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 12.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 12.01(a).

“Global Note” shall have the meaning specified in Section 2.04(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2014.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Measurement Period” shall have the meaning specified in Section 11.01(a).

“Note” or “Notes” shall have the meaning specified in the fourth paragraph of the recitals of this Second Supplemental Indenture.

“Note Register” shall have the meaning specified in Section 2.04(a).

“Note Registrar” shall have the meaning specified in Section 2.04(a).

“Notice of Conversion” shall have the meaning specified in Section 11.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (a) except as described in clause (b) below, if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date, the 40 consecutive Trading-Day period beginning on, and including, the third Trading Day after such Conversion Date; (b) if the relevant Conversion Date occurs on or after the date on which the Company issues a Redemption Notice and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding the date on which the Company issues such Redemption Notice; and (c) except as described in clause (b) above, if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Stated Maturity Date.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 2.09 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture, or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture,  unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)                                 Notes converted pursuant to Article 11 and required to be canceled pursuant to Section 2.06; and

(e)                                  Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.07.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holders” means any two or more of: the funds affiliated with First Reserve Corporation, Goldman, Sachs & Co., Riverstone Holdings LLC and The Carlyle Group, and KERN Partners Ltd. and certain limited partners in such funds affiliated with KERN Partners Ltd., which control a majority of the voting power of the Company’s outstanding Common Stock.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 11.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated May 7, 2014, as supplemented by the pricing term sheet dated May 8, 2014, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of

Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption” shall have the meaning specified in Section 13.02.

“Redemption Date” shall have the meaning specified in Section 13.03.

“Redemption Notice” shall have the meaning specified in Section 13.03.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 13.02, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, in which case the Redemption Price will equal 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 11.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Supplemental Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Settlement Amount” has the meaning specified in Section 11.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 11.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 11.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 11.04(c).

“Stated Maturity Date” means May 15, 2024.

“Stock Price” shall have the meaning specified in Section 11.03(c).

“Successor Company” shall have the meaning specified in Section 10.02(a).

“Threshold Price” shall have the meaning specified in Section 13.02.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day; and provided further that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such date of determination from three independent, nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and, if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided, however, that if the Bid Solicitation Agent cannot reasonably obtain any such bids for $5,000,000 aggregate principal amount of Notes from an independent, nationally recognized securities dealer, then for purposes of any determination with respect to the condition to conversion under Section 11.01(b)(ii), the Trading Price shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 11.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date of this Second Supplemental Indenture, provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Second Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 11.07(a).

“Valuation Period” shall have the meaning specified in Section 11.04(c).

Section 1.03                             References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision of the Indenture shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01                             Designation and Amount.  The Notes shall be designated as the “3.125% Convertible Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $1,300,000,000, subject to Section 2.07 hereof and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.04 hereof, Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture, Section 9.05 hereof, Section 11.02 hereof and Section 12.03 hereof.

Section 2.02                             Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers, redemptions or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.  Payment of principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03                             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.  (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Accrued interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b)                        The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the Corporate Trust Office or the office or agency of the Trustee in Minneapolis, Minnesota.  The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)           Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)             The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)          The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04                             Exchange and Registration of Transfer of Notes; Depositary.  (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or permitted pursuant to Section 11.02(d) or Section 11.02(e).

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 12.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Second Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)                        So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Registered Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c)                         The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(d)                        The seventh paragraph of Section 2.07 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.”

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with the Applicable Procedures.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the “Schedule of Exchanges of Notes” on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.05                             Mutilated, Destroyed, Lost or Stolen Notes.  In addition to the provisions of Section 2.08 of the Base Indenture, in case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 11 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Section 2.06                             Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation pursuant to Section 2.11 of the Base Indenture.  All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.07                             Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms (except for any differences in issue price and interest accrued, if any) and as part of the same series as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Article 10 of the Base Indenture, as the Trustee shall reasonably request.  In addition, the Company or its Subsidiaries may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Notes so repurchased by the Company (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.06.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01                             Applicability of Article 8 of the Base Indenture.  Article 8 of the Base Indenture shall not apply to the Notes.  Instead, the provisions set forth in this Article 3 shall, with respect to the Notes, supersede in its entirety Article 8 of the Base Indenture and all references in the Base Indenture to satisfaction and discharge of the Notes pursuant to Article 8 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the provisions set forth in this Article 3.  The Notes shall not be subject to defeasance.

Section 3.02                             Satisfaction and Discharge.  This Second Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Second Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture, and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03(d) hereof) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Stated Maturity Date, any Fundamental Change Repurchase Date or Redemption Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Second Supplemental Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Second Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture hereof shall survive.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01                             Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02                             Maintenance of Office or Agency.  The Company will maintain in the United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Minneapolis, Minnesota.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in Minneapolis, Minnesota, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03                             Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.03:

(i)             that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)          that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)       that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)                        If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                         Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Second Supplemental Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.03, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                        Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price and Redemption Price) or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.04                             Existence.  Subject to Article 10, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05                             Reports by The Company.  This Section 4.05 shall supersede Section 4.05 of the Base Indenture and all references in the Base Indenture to Section 4.05 shall be deemed, for the purposes of the Notes, to be references to this Section 4.05.  The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) and that are freely available to the public without charge shall be deemed to be filed with the Trustee for purposes of this Section 4.05 at the time such documents are filed via the EDGAR system (or any successor system); provided that the Trustee shall have no obligation to determine whether or not any such information, documents or reports have been so filed or are available.

Delivery of such reports, information and documents described in this Section 4.05 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.06                             Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07                             Compliance Certificate; Statements As To Defaults.  This Section 4.07 shall supersede Section 4.04 of the Base Indenture and all references in the Base Indenture to Section 4.04 shall be deemed, for the purposes of the Notes, to be references to this Section 4.07. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2014) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under the Indenture or any Default that occurred during the previous fiscal year and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take with respect thereto.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01                             Applicability of Article 6 of the Base Indenture.  Article 6 of the Base Indenture shall not apply to the Notes.  Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in its entirety Article 6 of the Base Indenture and all references in the Base Indenture to Article 6 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the provisions set forth in this Article 5.  All references in the Base Indenture to Section 6.01(d) or Section 6.01(e) thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 5.02(h) or Section 5.02(i), respectively, of this Second Supplemental Indenture and the provisions set forth therein.  In addition, all references in the Base Indenture to Section 6.05 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 5.10 of this Second Supplemental Indenture and the provisions set forth therein.

Section 5.02                             Events of Default.  The following events shall be “Events of Default” with respect to the Notes:

(a)                        default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(b)                        default in the payment of principal of any Note when due and payable on the Stated Maturity Date, upon any required repurchase, upon redemption, upon declaration of acceleration or otherwise;

(c)                         failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and the failure continues for a period of five Business Days;

(d)                        failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 12.01(c) when due;

(e)                         failure by the Company to comply with its obligations under Article 10;

(f)                          failure by the Company for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company (and also the Trustee if given by Holders) to comply with any of its other agreements contained in the Notes or the Indenture;

(g)                         default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon redemption or upon declaration of acceleration, in each case, after giving effect to any applicable grace period and if such indebtedness has not been discharged or such acceleration or required repurchase has not been rescinded or annulled within 30 days, as applicable;

(h)                        the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(i)                            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 5.03                             Acceleration; Rescission and Annulment.  In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 2.09 of the Base Indenture, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding.  If an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be due and payable immediately.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.07 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.10, and (3) all amounts owing to the Trustee shall have been paid, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.04                             Additional Interest.  Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 4.05 hereof shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 90-day period beginning on, and including the date on which such Event of Default first occurs and on which such Event of Default is continuing and (b) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the date on which such an Event of Default first occurs and on which such Event of Default is continuing.  If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes.  On the 181st day after such Event of Default first occurs (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 5.03.  In the event that (A) the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.04 or (B) the Company does elect to make such payment but does not pay the Additional Interest when due, then in each such case, the Notes shall be subject to acceleration as provided in Section 5.03.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.03.

Section 5.05                             Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 5.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.07 of the Base Indenture.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.07 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.07 of the Base Indenture, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06                             Application of Monies Collected by Trustee.  After an Event of Default, any monies or properties distributable in respect of the Company’s obligations under the Indenture, or any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee under Section 7.07 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07                             Proceedings by Holders.  Except to enforce the right to receive payment of principal (including the Fundamental Change Repurchase Price and Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                        such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                        Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                         such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any cost, liability or expense to be incurred therein or thereby;

(d)                        the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed to institute any such action, suit or proceeding; and

(e)                         no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 5.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.08                             Proceedings by Trustee.  In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09                             Remedies Cumulative and Continuing.  Except as provided in the penultimate paragraph of Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.07, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10                             Direction of Proceedings and Waiver of Defaults by Majority of Holders.  Subject to Sections 7.01 and 7.02(e) of the Base Indenture, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.09 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.  Subject to Section 5.03, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.09 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences and rescind any such acceleration with respect to the Notes except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing.

Section 5.11                             Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price) of, or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 5.12                             Undertaking to Pay Costs.  All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit (other than the Trustee) of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 2.09 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased and the Redemption Price with respect to the Notes being redeemed, each as provided in this Second Supplemental Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 11.

ARTICLE 6
CONCERNING THE TRUSTEE

Section 6.01                             Duties and Responsibilities of Trustee.  In addition to the provisions of Article 7 of the Base Indenture, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.  In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a)                        No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)          in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)                         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 2.09 of the Base Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture;

(d)                        whether or not therein provided, every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section and Article 7 of the Base Indenture;

(e)                         the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                          if any party fails to deliver a notice relating to an event the fact of which, pursuant to the Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)                         the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company; and

(h)                        in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 and Article 7 of the Base Indenture shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 6.02                             No Responsibility for Recitals, Etc.  The recitals contained in this Second Supplemental Indenture and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of the Indenture.  The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Prospectus Supplement or in any other disclosure material prepared or distributed with respect to the issuance of the Notes.

Section 6.03                             Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.  However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 6.04                             Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

ARTICLE 7
CONCERNING THE HOLDERS

Section 7.01                             Action by Holders.  Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 8 hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 7.02                             Proof of Execution by Holders.  Subject to the provisions of Section 6.01 hereof, Section 7.02 of the Base Indenture and Section 8.05 hereof, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 8.06 hereof.

Section 7.03                             Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in the Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 7.04                             Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 8
HOLDERS’ MEETINGS

Section 8.01                             Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a)                        to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

(b)                        to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6 hereof and Article 7 of the Base Indenture;

(c)                         to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.03; or

(d)                        to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 8.02                             Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 8.03                             Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

Section 8.04                             Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.05                             Regulations.  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.06                             Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.07                             No Delay of Rights by Meeting.  Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01                             Applicability of Article 9 of the Base Indenture.  Article 9 of the Base Indenture shall not apply to the Notes.  Instead, the provisions set forth in this Article 9 shall, with respect to the Notes, supersede in its entirety Article 9 of the Base Indenture and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 9 and the provisions set forth in this Article 9.

Section 9.02                             Supplemental Indentures Without Consent of Holders.  The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                        to cure any ambiguity, omission, defect or inconsistency that does not materially and adversely affect Holders of the Notes;

(b)                        to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 10;

(c)                         to provide for or confirm the issuance of additional Notes in accordance with the terms of the Indenture;

(d)                        to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee and add to or change any provision of the Indenture to facilitate the administration of the trusts by more than one trustee;

(e)                         to establish the form or terms of additional Notes;

(f)                          to add guarantees with respect to the Notes;

(g)                         to secure the Notes;

(h)                        to add to the covenants of the Company or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i)                            to comply with Section 11.07(a) or make any change that does not materially and adversely affect the rights of any Holder;

(j)                           to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(k)                        Subject to Section 9.03, to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.03.

Section 9.03                             Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 7) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                        reduce the amount of Notes whose Holders must consent to an amendment;

(b)                        reduce the rate of or change the stated time for payment of interest on any Note;

(c)                         reduce the principal of or change the Stated Maturity Date of any Note;

(d)                        make any change that adversely affects the conversion rights of any Notes;

(e)                         reduce the Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                          make any Note payable in a currency other than that stated in the Note;

(g)                         change the ranking of the Notes;

(h)                        impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)                            make any change in this Article 9 that requires each Holder’s consent or in the waiver provisions in Section 5.02 or Section 5.10.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under Section 9.02 or Section 9.03 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 9.04                             Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 9.05                             Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 14.07) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.06                             Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 14.02, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by the Indenture, and is valid and binding upon the Company in accordance with its terms.

ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01                      Applicability of Article 5 of the Base Indenture.  Article 5 of the Base Indenture shall not apply to the Notes.  Instead, the provisions set forth in this Article 10 shall, with respect to the Notes, supersede in its entirety Article 5 of the Base

Indenture and all references in the Base Indenture to Article 5 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 and the provisions set forth in this Article 10.

Section 10.02                      Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 10.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a)                        either (i) the Company will be the continuing Person or (ii) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b)                        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 10.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to any Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any Person.

Section 10.03                      Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance, transfer or other disposition (but not in the case of a lease), upon compliance with this Article 10 the Person named as the “Company” in the first paragraph of the Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 10) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.04                      Opinion of Counsel to Be Given to Trustee.  No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.

ARTICLE 11
CONVERSION OF NOTES

Section 11.01                      Conversion Privilege.  (a)  Subject to and upon compliance with the provisions of this Article 11, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 11.01(b), at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding November 15, 2023 under the circumstances and during the periods set forth in Section 11.01(b), and (ii) regardless of the conditions described in Section 11.01(b), on or after November 15, 2023 and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Stated Maturity Date, in each case, at an initial conversion rate of 43.3604 shares of Common Stock (subject to adjustment as provided in Section 11.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.02, the “Conversion Obligation”).

(b)                                       (i)                               Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding November 15, 2023, a Holder may surrender all or any portion of its Notes for conversion during any fiscal quarter commencing after the fiscal quarter ending September 30, 2014 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during a 30 consecutive Trading-Day period ending on, and including, the last Trading Day of the immediately preceding fiscal quarter exceeds the Threshold Price (subject to adjustment as described in Section 13.06) on each applicable Trading Day.

(ii)            Prior to 5:00 p.m., New York City time, on the Business Day immediately preceding November 15, 2023, a Holder may surrender all or any portion of its Notes for conversion during the five Business Days immediately following any five consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price, as determined following a request by a Holder in accordance with this Section 11.01(b)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 11.01(b)(ii) and the definition of Trading Price set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent, nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each, and shall direct such securities dealers to provide the required information to the Bid Solicitation Agent.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price when obligated as provided in the preceding sentence, or if the Company so instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.  If the Trading Price condition set forth in this Section 11.01(b)(ii) has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth in this Section 11.01(b)(ii) has been met, the Trading Price is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). Such notices shall be given to the Holders by issuing a press release and making such press release available on the Company’s website.  Other than as set forth above, none of the Trustee, Bid Solicitation Agent or

Conversion Agent shall have any duty to determine or verify the Company’s determination of whether the Trading Price condition set forth in this Section 11.01(b)(ii) has been met.

(iii)         If the Company issues a Redemption Notice with respect to any or all of the Notes pursuant to Article 13, a Holder may surrender all or any portion of its Notes for conversion beginning on the date the Company issues a Redemption Notice and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the related Redemption Date after which time Holders may no longer surrender their Notes for conversion pursuant to this Section 11.01(b)(iii) unless the Company has defaulted in the payment of the Redemption Price;

(iv)        If, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding November 15, 2023, the Company elects to:

(A)      distribute to all holders of Common Stock rights or warrants entitling them to purchase, for a period of not more than 45 calendar days after the Ex-Dividend Date of such distribution, Common Stock at a price per share of Common Stock that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the announcement date for such distribution; or

(B)      distribute to all holders of Common Stock any of the Company’s assets (including cash), debt securities or rights or warrants to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution, then, in either case, the Company shall notify Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (which notice shall be given to the Holders by issuing a press release and making such press release available on the Company’s website). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the Business Day immediately prior to the Ex-Dividend Date or (y) the date the Company announces that such distribution shall not take place; provided, however, a Holder may not surrender any Notes for conversion if such Holder otherwise would participate in such distribution without conversion in respect of Notes held by such Holder as if such Holder held a number of shares of Common Stock equal to the Conversion Rate for each $1,000 principal amount of Notes it holds; or

(v)           If a Fundamental Change, a Make-Whole Fundamental Change or a Share Exchange Event occurs prior to 5:00 p.m., New York City time, on the

Business Day immediately preceding November 15, 2023 (any such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), then, in each case, a Holder may surrender all or any portion of its Notes for conversion at any time from the Effective Date of such Corporate Event until the 35th Trading Day after such Effective Date or, if such Corporate Event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date; provided that no Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of this Indenture. The Company shall notify the Trustee and the Holders of a Corporate Event and the corresponding conversion right at the time the Company publicly announces such Corporate Event (but in no event later than the Effective Date). Such notice shall be given to the Holders by issuing a press release and making such press release available on the Company’s website.

Section 11.02                      Conversion Procedure; Settlement Upon Conversion.

(a)                        Subject to this Section 11.02, Section 11.03(b) and Section 11.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 11.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 11.02 (“Combination Settlement”), at its election, as set forth in this Section 11.02.

(i)               All conversions occurring (A) on or after the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date or (B) on or after the date on which the Company issues a Redemption Notice and prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the related Redemption Date shall be settled using the same Settlement Method.

(ii)            With respect to conversions occurring prior to the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date (except conversions described in Section 11.02(a)(i)(B)), the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii)         If the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of any conversions of the Notes, the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders (A) in the case of any conversions occurring prior to the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date, except as described in clause (B) below, no later than 5:00 p.m., New York City time, on the second Trading Day immediately following the related Conversion Date, (B) in the case of any conversions occurring on or after the date on which the Company issues a Redemption Notice and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the related Redemption Date, in the Redemption Notice and (C) in the case of any conversions occurring on or after the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date, except as described in clause (B) above, no later than 5:00 p.m., New York City time, on the 45th Scheduled Trading Day immediately preceding the Stated Maturity Date. If the Company does not elect a Settlement Method for a conversion prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for such conversion and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation prior to the deadline set forth in the second immediately preceding sentence but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000.

(iv)        The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)            if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)           The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)        Subject to Section 11.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h) and documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 11.02(d) or Section 11.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h) and documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 11.02(d) or Section 11.02(e).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 11 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 12.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)        A Note shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 11.01(b) above.  Except as provided in Section 11.03(b) and Section 11.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method.  If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)        In case any Note shall be surrendered for partial conversion, the Company shall cause the principal balance of a Global Note to be adjusted in accordance with the Applicable Procedures, or shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)        If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)         Except as provided in Section 11.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 11.

(g)        Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on the “Schedule of Exchanges of Notes” to such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)        Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited.  Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Stated Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.

(i)         Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion as of the Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock shall be issuable upon such conversion is registered shall be treated as a stockholder of record as of 5:00 p.m., New York City time, on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)         The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 11.03       Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.  (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, 5:00 p.m., New York City time, on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).  For the avoidance of doubt, the Company shall not increase the Conversion Rate pursuant to this Section 11.03 on account of an anticipated Fundamental Change that does not occur.

(b)        Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 11.02, based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table set forth below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date.  The Company shall notify the Holders of Notes and the Trustee of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)        The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for such Holder’s Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading-Day period.

(d)        The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 11.04.

(e)        The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 11.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$18.45	$19.00	$20.00	$21.50	$23.06	$26.00	$30.00	$37.50	$45.00	$60.00	$75.00	$100.00	$125.00
May 13, 2014	10.8401	10.8401	10.8401	9.4853	8.1922	6.3551	4.6344	2.6710	1.6240	0.7046	0.3327	0.0619	0.0000
May 15, 2015	10.8401	10.8401	10.0642	8.5806	7.3321	5.5929	4.0021	2.2395	1.3324	0.5782	0.2730	0.0451	0.0000
May 15, 2016	10.8401	10.3178	9.1373	7.6764	6.4704	4.7954	3.3314	1.7821	1.0245	0.4462	0.2090	0.0267	0.0000
May 15, 2017	10.8401	9.5427	8.3376	6.8498	5.6302	4.0074	2.6316	1.2960	0.7021	0.3102	0.1425	0.0084	0.0000
May 15, 2018	10.8401	8.9541	7.6482	6.0520	4.7658	3.0892	1.7927	0.7049	0.3482	0.1609	0.0700	0.0000	0.0000
May 15, 2019	10.8401	8.8519	7.3909	5.5465	3.9970	1.8681	0.0197	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2020	10.8401	9.1596	7.6409	5.6946	4.0895	1.8784	0.0202	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2021	10.8401	9.5667	7.9553	5.9185	4.2073	1.9042	0.0235	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2022	10.8401	9.9111	8.2258	6.0875	4.3160	1.9226	0.0258	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2023	10.8401	9.9077	8.1021	5.8797	4.0754	1.7238	0.0139	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2024	10.8401	9.2711	6.6396	3.1512	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $125.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $18.45 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 54.2005 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.04.

(f)         Nothing in this Section 11.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.04 in respect of a Make-Whole Fundamental Change.

(g)        For the avoidance of doubt, if a Holder converts its Notes prior to the Effective Date of any Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, such Holder shall not be entitled to an increase in the Conversion Rate pursuant to this Section 11.03 in connection with such conversion.

Section 11.04       Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes have the right to participate (other than in the case of a stock split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 11.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)        If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date or Effective Date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.04(a) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 11.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)        If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 11.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 11.04(b), and for purposes of Section 11.01(b)(iv)(A) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)        If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 11.04(a) or Section 11.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 11.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 11.04(c) above shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 11.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 11.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the preceding paragraph of this Section 11.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. In addition, if the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period, references in the portion of this Section 11.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of the Observation Period.

For purposes of this Section 11.04(c) (and subject in all respect to Section 11.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.04(c) (and no adjustment to the Conversion Rate under this Section 11.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.04(a), Section 11.04(b) and this Section 11.04(c), any dividend or distribution to which this Section 11.04(c) is applicable that also includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 11.04(a) is applicable (the “Clause A Distribution”); or

(B)          a dividend or distribution of rights, options or warrants to which Section 11.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.04(a) and Section 11.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II)  any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date or Effective Date” within the meaning of Section 11.04(a) or “outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date” within the meaning of Section 11.04(b).

(d)        If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 11.04(d) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)        If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 11.04(e) shall occur at 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 11.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Observation Period, references in this Section 11.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, the last Trading Day of the Observation Period.

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had been made only in respect of the purchases actually effected.

(f)         Notwithstanding this Section 11.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 11.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 11.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for the Notes converted by such Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)        Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h)        In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)         Notwithstanding anything to the contrary in this Article 11, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)          upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)          for a change in the par value of the Common Stock; or

(v)           for accrued and unpaid interest, if any.

(j)         All calculations and other determinations under this Article 11 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)        Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the

Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of the Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)         For purposes of this Section 11.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 11.05       Adjustments of Prices.  Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 11.06       Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 11.07       Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)        In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in the par value of the Common Stock);

(ii)           any consolidation, merger or combination involving the Company;

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)          any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.02(i) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 11.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 11.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 11.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 11.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 11 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity).  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 12.

(b)        In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 11.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in the Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)        The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 11.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 11.01 and Section 11.02 prior to the effective date of such Share Exchange Event.

(d)        The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 11.08       Certain Covenants.  (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)        The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)        The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 11.09       Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Person to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.10       Notice to Holders Prior to Certain Actions.  In case of any:

(a)        action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 11.04 or Section 11.11;

(b)        Share Exchange Event; or

(c)        voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least

20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 11.11       Stockholder Rights Plans.  To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time, unless, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 11.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 12
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 12.01       Repurchase at Option of Holders Upon a Fundamental Change.  (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 30 Business Days or more than 45 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 12.

(b)        Repurchases of Notes under this Section 12.01 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures if the Notes are Global Notes, in each case on or before 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)            in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)          that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)        On or before the 30th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the Applicable Procedures.  Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 12;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 12.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)                                  Notwithstanding the foregoing, the Company shall not be required to repurchase any Notes in respect of which the Fundamental Change repurchase right has been exercised pursuant to this Section 12.01 and in respect of which the relevant Fundamental Change Repurchase Notice has not been withdrawn if a third party purchases such Notes on the Fundamental Change Repurchase Date in the manner and otherwise in compliance with the requirements set forth in the Indenture applicable to the repurchase of Notes upon a Fundamental Change.

Section 12.02                      Withdrawal of Fundamental Change Repurchase Notice.  (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 12.02 at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                  if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of any such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply and be delivered in accordance with Applicable Procedures.

Section 12.03                      Deposit of Fundamental Change Repurchase Price.  (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date) shall be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 12.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 12.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                                 If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 12.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 12.04                      Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)                                 comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(b)                                 file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 12 to be exercised in the time and in the manner specified in this Article 12.

ARTICLE 13
REDEMPTION

Section 13.01                      Applicability of Article 3 of the Base Indenture.  Article 3 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 13 shall, with respect to the Notes, supersede in its entirety Article 3 of the Base Indenture and all references in the Base Indenture to Article 3 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 13 and the provisions set forth in this Article 13.

Section 13.02                      Redemption.  The Notes shall not be redeemable by the Company prior to May 15, 2019.  On or after May 15, 2019, the Company may redeem (a “Redemption”) for cash all or any portion of the Notes, at its option, at the Redemption Price, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading-Day period ending on, and including, the second Trading Day immediately preceding the date on which the Company issues a Redemption Notice exceeds $30.00 (the “Threshold Price,” subject to adjustment as described in Section 13.06) on each applicable Trading Day.

Section 13.03                      Notice of Redemption; Selection of Notes.  (a)  In case the Company exercises its right to redeem all or any portion of the Notes pursuant to Section 13.02, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request to the Trustee, with such written request to include the information required by Section 13.03(c) and to be received by the Trustee not less than five Business Days prior to the date the Redemption Notice is to be sent, the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also simultaneously give written notice of the Redemption Date to the Trustee.  The Company shall also issue a press release containing the information described in Section 13.03(c) (and make the press release available on its website).  The Redemption Date must be a Business Day. For the avoidance of doubt, if the Redemption Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, interest accrued to the Interest Payment Date will be paid on such Interest Payment Date to Holders of record of the Notes on such Regular Record Date.

(b)                                 The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)                                  Each Redemption Notice shall specify:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price;

(iii)                               that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)                              the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                                 that Holders may surrender their Notes for conversion at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date;

(vi)                              the procedures a converting Holder must follow to convert its Notes;

(vii)                           the Conversion Rate;

(viii)                        the Settlement Method that will apply to all conversions of Notes on or after the date on which the Company issues the Redemption Notice and on prior to the second Scheduled Trading Day immediately preceding the Redemption Date;

(ix)                              the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x)                                 in case any Physical Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Physical Note, a new Physical Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)                                 If fewer than all of the outstanding Notes are to be redeemed, (x) in the case of Physical Notes, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and (y) in the case of a Global Note, the beneficial interests therein to be redeemed shall be selected in accordance with applicable procedures of the Depositary.  If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. In the case of a Redemption, a Holder may convert its Notes at any time until 5:00 p.m., New York City time, on the second Business Day preceding the Redemption Date.  If any Physical Notes are to be redeemed in part only, the Company shall issue new Physical Notes in principal amount equal to the unredeemed principal portion thereof.

Section 13.04                      Payment of Notes Called for Redemption.  (a)  If any Redemption Notice has been given in respect of the Notes in accordance with Section 13.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                                 On or before 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03(b) an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 13.05                      Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 13.06                      Adjustment of Threshold Price.  The Threshold Price shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted pursuant to Section 11.04. The adjusted Threshold Price shall equal the Threshold Price immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Threshold Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

ARTICLE 14
MISCELLANEOUS PROVISIONS

Section 14.01                      Official Acts by Successor Corporation.  Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 14.02                      Governing Law.  The laws of the State of New York shall govern the Indenture and each note, and any claim, controversy or dispute arising under or related to the Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 14.03                      Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Conversion Date or Stated Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 14.04                      No Security Interest Created.  Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the

Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.05                      Benefits of Indenture.  Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.06                      Table of Contents, Headings, Etc.  The table of contents and headings of the articles and sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.07                      Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.02 of the Base Indenture, Section 2.04 hereof, Section 2.08 of the Base Indenture, as amended by this Second Supplemental Indenture, Section 2.10 of the Base Indenture, Section 9.05 hereof and Section 12.03 hereof as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes.  For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.

Each Authenticating Agent shall be acceptable to the Company and, except as provided in or pursuant to the Indenture, shall at all times be a corporation eligible to serve as trustee hereunder pursuant to Section 7.11 of the Base Indenture that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02 of the Base Indenture, Section 6.02 hereof, Section 6.03 hereof, Section 7.03 hereof and this Section 14.07 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                                ,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 14.08                      Duplicate Originals.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.09                      Separability.  In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.11                      Calculations.  The Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Daily VWAP, the Settlement Amount and the Daily Conversion Values of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 14.12                      Ratification of Indenture.  The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ John P. Wilkirson
	Name:	John P. Wilkirson
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

COBALT INTERNATIONAL ENERGY, INC.

3.125% Convertible Senior Note due 2024

No. [ ]	[Initially](1) $[ ]

CUSIP No. 19075F AB2

COBALT INTERNATIONAL ENERGY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [                  ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[                       ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,300,000,000, in accordance with the Applicable Procedures, on May 15, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.125% per year from May 13, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2024.  Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2014, to Holders of record at 5:00 p.m., New York City time, on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 5.04 of the within-mentioned Second Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.04 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Second Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other

(1)  Include if a global note.

(2)  Include if a global note.

(3)  Include if a physical note.

(4)  Include if a global note.

(5)  Include if a physical note.

than Notes that are Global Notes) at the office or agency in the United States designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent, Conversion Agent, Bid Solicitation Agent and Note Registrar in respect of the Notes and the Corporate Trust Office and its agency in Minneapolis, Minnesota as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture and the right of the Company, subject to the conditions set forth in the Indenture, to redeem the Notes in whole or in part.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

COBALT INTERNATIONAL ENERGY, INC.
3.125% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Securities of the Company, designated as its 3.125% Convertible Senior Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $1,300,000,000 all issued under and pursuant to a Senior Indenture dated as of December 17, 2012 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of December 17, 2012 (the “First Supplemental Indenture”), and the Second Supplemental Indenture dated as of May 13, 2014 (the “Second Supplemental Indenture, and, together with the Base Indenture and the First Supplemental Indenture, as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Second Supplemental Indenture (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company), shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Second Supplemental Indenture.  If an Event of Default specified in Section 5.02(h) or Section 5.02(i) of the Second Supplemental Indenture with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Stated Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price and Redemption Price) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking funds. The Company may not redeem the Notes prior to May 15, 2019.  On or after May 15, 2019, under certain circumstances specified in the Indenture, the Company may redeem the Notes, in whole or in part, at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to certain conditions and during certain periods specified in the Indenture, the Holder hereof has the right, at its option, to convert any Notes, or any portion thereof that is $1,000 or an integral multiple thereof, at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Stated Maturity Date, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The terms of the Notes include those stated in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

COBALT INTERNATIONAL ENERGY, INC.
3.125% Convertible Senior Notes due 2024

The initial principal amount of this Global Note is                       ($                     ).

The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)  Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  Cobalt International Energy, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 11.02(d) or Section 11.02(e) of the Second Supplemental Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

1

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Cobalt International Energy, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cobalt International Energy, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 12.01 of the Second Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                          hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1